1701  Market  Street                                        Morgan,  Lewis
Philadelphia,  PA  19103-2921                              &  Bockius  LLP
215-963-5000                                             Counselors  at  Law
Fax:  215-963-5001


February  25,  2005


Exeter  Fund,  Inc.
1100  Chase  Square
Rochester,  NY  14604

Re:     Opinion  of  Counsel  regarding  Post-Effective  Amendment No. 52 to the
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Registration Statement filed on Form N-1A under the Securities Act of 1933 (File
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No.  2-92633)
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Ladies  and  Gentlemen:

     We have acted as counsel to Exeter Fund, Inc. (the "Fund"), a Maryland corporation, in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement"), which relates to the Fund's shares of common stock, par value $0.01 per share (collectively, the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 52 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a) a certificate of the State of Maryland as to the existence and good standing of the Fund;

(b) copies of the Fund's Articles of Incorporation and all amendments and supplements thereto (the "Articles of Incorporation");

(c) a certificate executed by Jodi Hedberg, the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Articles of Incorporation and By-Laws and certain resolutions adopted by the Board of Directors of the Fund authorizing the issuance of the Shares; and

(d)     a  printer's  proof  of  the  Amendment.

     In our capacity as counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Fund. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Articles of Incorporation and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable under the laws of the State of Maryland.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very  truly  yours,



/s/  Morgan,  Lewis  &  Bockius  LLP